    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2001

                                          REGISTRATION NO. 333-[               ]
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            BARR LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

             NEW YORK                             2834                            22-1927534
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                             ---------------------
                                TWO QUAKER ROAD
                                P.O. BOX D 2900
                          POMONA, NEW YORK 10970-0519
                                 (845) 362-1100
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                             ---------------------
                              MARTIN ZEIGER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            BARR LABORATORIES, INC.
                                TWO QUAKER ROAD
                                P.O. BOX D 2900
                          POMONA, NEW YORK 10970-0519
                                 (845) 362-1100
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                             ---------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

             ROBERT W. ERICSON, ESQ.                             TIMOTHY E. HOBERG, ESQ.
                 WINSTON & STRAWN                           TAFT, STETTINIUS & HOLLISTER, LLP
                 200 PARK AVENUE                                    1800 FIRSTAR TOWER
             NEW YORK, NEW YORK 10166                               425 WALNUT STREET
                  (212) 294-6700                                  CINCINNATI, OHIO 45202
                                                                      (513) 381-2838

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  Upon consummation of the merger.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-66986

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE EACH CLASS OF            AMOUNT TO BE           OFFERING        AGGREGATE OFFERING       AMOUNT OF
  SECURITIES TO BE REGISTERED       REGISTERED(1)        PRICE PER UNIT          PRICE(2)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 per share...        10,000                N.A                $823,966               $206
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Represents the number of additional shares of common stock of the Registrant which may be issued in connection with the merger of Beta Merger Sub I, Inc., a wholly-owned subsidiary of Registrant, with and into Duramed Pharmaceuticals, Inc. as described in Registration Statement No. 333-66986, which became effective on September 11, 2001. In connection with the filing of that Registration Statement, 8,686,786 shares of the Registrant's common stock were registered with the Securities and Exchange Commission and a fee of $169,015 was paid. The Registrant now anticipates that up to 8,696,786 shares of its common stock may be issued in the merger.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price is equal to (a) 39,032, the number of additional shares of Duramed common stock represented, at the exchange ratio of .2562 shares of the Registrant's common stock for each share of Duramed common stock, by the additional 10,000 shares of the Registrant's common stock which may be issued in connection with the merger, multiplied by (b) $21.11, the average of the high and low prices per share of the common stock of Duramed on October 8, 2001 as reported on the Nasdaq National Market.
--------------------------------------------------------------------------------
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

                                EXPLANATORY NOTE

     This Registration Statement is being filed by the Registrant pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 10,000 shares of common stock of the Registrant for issuance in connection with the merger (the "Merger") of Beta Merger Sub I, Inc., a wholly-owned subsidiary of the Registrant, with and into Duramed Pharmaceuticals, Inc.

     The Registrant previously registered a total of 8,686,786 shares of its common stock in connection with the Merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-66986), which was originally filed with the Securities and Exchange Commission on August 6, 2001, subsequently amended on September 7, 2001 and the final prospectus of which was filed pursuant to Rule 424(b)(3) on September 24, 2001 (as amended, the "Prior Registration Statement"). The total number of shares of the Registrant to be issued pursuant to the Merger is now expected not to exceed 8,696,786.

                           INCORPORATION BY REFERENCE

     The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pomona, New York on October 15, 2001.

                                          BARR LABORATORIES, INC.

                                                  /s/ BRUCE L. DOWNEY
                                          --------------------------------------
                                          Name: Bruce L. Downey
                                          Title: Chairman of the Board of
                                             Directors and Chief Executive
                                                 Officer

     Each person whose signature appears below constitutes and appoints each of Bruce L. Downey, Paul M. Bisaro and William T. McKee as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               /s/ BRUCE L. DOWNEY                       Chairman of the Board of        October 15, 2001
 ------------------------------------------------      Directors and Chief Executive
                 Bruce L. Downey                       Officer (Principal Executive
                                                                 Officer)

               /s/ WILLIAM T. MCKEE                    Senior Vice President, Chief      October 15, 2001
 ------------------------------------------------    Financial Officer, Treasurer and
                 William T. McKee                     Secretary (Principal Accounting
                                                                 Officer)

                /s/ EDWIN A. COHEN                     Vice Chairman of the Board of     October 15, 2001
 ------------------------------------------------                Directors
                  Edwin A. Cohen

             /s/ CAROLE S. BEN-MAIMON                  President, Barr Research and      October 15, 2001
 ------------------------------------------------                Director
               Carole S. Ben-Maimon

                /s/ PAUL M. BISARO                      President, Chief Operating       October 15, 2001
 ------------------------------------------------          Officer and Director
                  Paul M. Bisaro

               /s/ ROBERT J. BOLGER                              Director                October 15, 2001
 ------------------------------------------------
                 Robert J. Bolger

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

              /s/ HAROLD N. CHEFITZ                              Director                October 15, 2001
 ------------------------------------------------
                Harold N. Chefitz

             /s/ MICHAEL F. FLORENCE                             Director                October 15, 2001
 ------------------------------------------------
               Michael F. Florence

                 /s/ JACOB M. KAY                                Director                October 15, 2001
 ------------------------------------------------
                   Jacob M. Kay

              /s/ BERNARD C. SHERMAN                             Director                October 15, 2001
 ------------------------------------------------
                Bernard C. Sherman

              /s/ GEORGE P. STEPHAN                              Director                October 15, 2001
 ------------------------------------------------
                George P. Stephan

                                 EXHIBIT INDEX

EXHIBITS                       EXHIBIT DESCRIPTION
--------                       -------------------
   5.1     Opinion of Winston & Strawn regarding the legality of the
           additional shares of common stock of the Registrant being
           registered.
  23.1     Consent of Deloitte & Touche LLP
  23.2     Consent of Ernst & Young LLP
  23.3     Consent of Winston & Strawn (included in Exhibit 5.1)
  24.1     Power of Attorney (contained on signature page)